Exhibit 5.1

ELLENOFF GROSSMAN& SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

May 26, 2021

Andina Acquisition Corp. III

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

Re: Registration Statement on Form S-1 (File No. [_______])

Ladies and Gentlemen:

We have acted as special counsel to Andina Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), in connection with the transactions contemplated by the Business Combination Agreement, dated effective as of January 28, 2021 (the “Business Combination Agreement”), by and among (i) the Company, (ii) Andina Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Andina, (iii) B. Luke Weil, in the capacity from and after the closing of the transactions (the “Transactions”) contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of Andina (other than the Seller), (iv) Stryve Foods, LLC, a Texas limited liability company (“Stryve”); (v) Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller (after giving effect to the reorganization of Stryve and the Seller described in the Business Combination Agreement). Such transactions include the Company’s deregistration under Section 206 of the Cayman Islands Companies Act (As Revised) and a domestication to a Delaware corporation under Section 388 of the Delaware General Corporation Law (“DGCL”), pursuant to which the Company’s jurisdiction of incorporation will be changed by way of continuation from the Cayman Islands to the State of Delaware (the “Domestication”).

As part of the Transactions, the Company and Stryve have entered into subscription agreements (the “Subscription Agreements”) pursuant to which the Company is offering shares (the “PIPE Shares”) of newly issued Class A common stock of the Company, par value $.0001 per share (the “Class A Common Stock”), to be purchased by investors through cash and satisfaction of promissory notes simultaneously with, and as a condition to, the consummation of the Transactions.

This opinion is being rendered at the request of the Company in connection with the registration by the Company under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) to be filed by the Company as of the date hereof with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) of the PIPE Shares.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In addition to the foregoing, for the purpose of rendering our opinions as expressed herein, we have assumed that:

A. Prior to the issuance of the PIPE Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Domestication and the Business Combination Agreement and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

B. The certificate of incorporation of the Company adopted upon effectiveness of the Domestication will have been replaced in its entirety by the first amended and restated certificate of incorporation of the Company (the “Proposed Charter”), in the form thereof annexed to the Registration Statement, without alteration or amendment (other than the execution thereof and identification of the appropriate date) and the Proposed Charter will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Delaware (the “DE Secretary of State”), in accordance with Section 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Proposed Charter will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Proposed Charter; and

C. Prior to the issuance of the PIPE Shares by the Company pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) Transactions and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the shareholders of the Company will have approved the Business Combination Agreement and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement/prospectus included in the Registration Statement.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement, the Business Combination Agreement and the Subscription Agreements, the PIPE Shares will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement/prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP